CONTACT: Patty Morris, Chief Financial Officer VA Software Corporation (510) 687-7125 pmorris@vasoftware.com

VA SOFTWARE REPORTS SECOND QUARTER FISCAL 2007 RESULTS

EPS REPORTED AT $0.03; 42% YEAR-OVER-YEAR INCREASE IN MEDIA REVENUE AND 47% YEAR-OVER-YEAR INCREASE IN ECOMMERCE REVENUE

FREMONT, CA —February 22, 2007 — VA Software Corporation (Nasdaq: LNUX), the online media, software, and e-commerce leader in community-driven Open Source innovation, today announced financial results for its second quarter of fiscal 2007, which ended January 31, 2007.

For the second quarter of fiscal 2007, revenue from continuing operations grew 28% to $18.8 million, as compared to revenue from continuing operations of $14.7 million for the second fiscal quarter of fiscal 2006. The year-over-year revenue increase was primarily due to an increase in cash advertising sales in the media business as clients continue to recognize the value of the OSTG media technology audience. In addition, ThinkGeek reported a 43% increase in number of orders shipped for the 2006 holiday season, which contributed to 47% year-over-year e-commerce revenue growth.

On a GAAP basis, the second quarter of fiscal 2007 net income from continuing operations was $1.8 million, or $0.03 per share, compared to second quarter of fiscal 2006 GAAP net income from continuing operations of $1.1 million, or $0.02 per share.

Non-GAAP net income from continuing operations for the second quarter of fiscal 2007 was $2.2 million, or $0.03 per share, compared to non-GAAP net income from continuing operations of $1.2 million, or $0.02 per share, for the second quarter of fiscal 2006. A reconciliation of net income as reported to non-GAAP income from continuing operations is included in this release.

Cash generated from operations for the quarter was $2.6 million and cash and investments balance at the end of the quarter was $57.1 million.

“VA delivered a solid quarter of growth year-over-year,” said Ali Jenab, president and CEO. “Our media business continues to perform well as we execute our strategies to enhance our users’ experiences with our sites while optimizing marketing opportunities for our advertising customers. Our e-commerce business executed very well this holiday season as the ThinkGeek team continued to provide new and unique products for our online consumers.”

The Company also announced that it has retained Updata Capital, Inc. as a financial advisor to explore various strategic alternatives for its software division. Mr. Jenab said, "VA Software is focusing its management attention and capital on the opportunities in our core media assets. While we continue to believe in the software business model and growth strategy, we are pursuing strategic alternatives that we believe will provide the software division with the necessary focus to grow its customer base, while at the same time providing appropriate value to VA Software."

A conference call and audio webcast will be held at 2:00 p.m. PT or 5:00 p.m. ET on February 22, 2007 and may be accessed by calling (877) 407-0782 or (201) 689-8567. Replays of both the telephonic audio and audio webcasts will be available for 60 days on the company’s corporate web site at www.vasoftware.com. To access an audio replay of the conference call, dial (877) 660-6853 or (201) 612-7415 referencing Replay Account: 286 - ID: 226940.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net income (loss) and non-GAAP earnings (loss) per share exclude stock-based compensation expense and amortization of intangible assets. These non-GAAP adjustments are provided to enhance the user’s overall understanding of current financial performance and prospects for the future. Specifically, VA Software believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that VA Software believes are not indicative of its core operating results. In addition, because VA Software has historically reported non-GAAP results to the investment community, VA Software believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA Software uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

These non-GAAP financial results are derived from GAAP net income (loss) from continuing operations by excluding the amortization of intangible assets and stock-based compensation expenses. Amortization of other intangible assets is excluded from the Company’s GAAP financial measures because it represents a non-cash expense that has no effect on current or future period cash flows or operations of the Company. With respect to stock-based compensation, the Company recognizes expenses associated with the granting of stock options to employees using valuation methodologies that require management to make assumptions about the Company’s common stock (such as expected future stock price volatility), the anticipated duration of outstanding stock options and the rate at which the Company recognizes the corresponding stock-based compensation expense over the course of future fiscal periods. While other forms of Company expense (such as cash compensation, inventory costs and real estate lease and/or mortgage costs) are reasonably correlated to the Company’s underlying business and such costs are incurred principally or wholly in the particular fiscal period being reported, stock-based compensation expense is not reasonably correlated to the particular fiscal period in question but rather is based on expected future events that have no relationship (and in certain instances, an inverse relationship) with how well the Company currently operates its business.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s underlying operational results and trends in our performance. Further, the Company believes that the financial analysts who regularly follow and report on the Company or sector exclude items such as these when analyzing performance relative to guidance, their financial performance estimates and the performance of other sector participants, and in projecting future financial results.

About VA Software Corporation

VA Software Corporation is the online media, software and e-commerce leader in community-driven Open Source innovation. VA Software is the parent company of OSTG, Inc. (Open Source Technology Group). For company information, visit www.vasoftware.com.

OSTG, Inc. (Open Source Technology Group) is the cornerstone of the Open Source movement and the leading online network for IT managers and development professionals. OSTG's technology-focused internet sites include SourceForge.net, Slashdot.org, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. OSTG also owns ThinkGeek, Inc., the leading retailer for innovative technology products. The OSTG network serves over 32 million unique visitors a month*. For more information or to view the media kit online, visit www.ostg.com. (*Source: Google Analytics and Omniture, January 2007.)

SourceForge.net, Slashdot, freshmeat, and ThinkGeek are registered trademarks or trademarks of OSTG, Inc. in the United States and other countries. VA Software, SourceForge, and OSTG are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements, include statements regarding the acceptance of VA Software’s online advertising programs, growth strategies and prospects for VA Software’s media and software businesses, VA Software's focus on its media business and potential strategic transactions involving VA Software’s software division. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA Software’s success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending; VA Software’s ability to achieve and sustain higher levels of revenue; VA Software's ability to protect and defend its intellectual property rights; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA Software may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult VA Software's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors sections of its Annual Report on Form 10-K for the fiscal year ended July 31, 2006, and the Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2006, for further information regarding these and other risks of VA Software's business. All forward looking statements included in this press release are based upon information available to VA Software as of the date hereof, and VA Software does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

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VA Software Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2007	2006	2007	2006
Online Media revenue	$3,827	$2,694	$7,530	$5,275
E-commerce revenue	13,277	9,062	17,738	12,648
Software revenue	1,720	2,970	3,856	4,391
Net revenue	18,824	14,726	29,124	22,314

Online Media cost of revenue	1,186	937	2,290	1,800
E-commerce cost of revenue	9,608	6,529	13,151	9,371
Software cost of revenue	374	311	744	587
Cost of revenue	11,168	7,777	16,185	11,758

Gross margin	7,656	6,949	12,939	10,556

Operating expenses:
Sales and marketing	2,927	2,771	5,530	5,002
Research and development	1,384	1,621	2,957	3,135
General and administrative	2,159	1,733	4,108	3,345
Amortization of intangible assets	1	1	2	2
Total operating expenses	6,471	6,126	12,597	11,484
Income/(loss) from continuing operations	1,185	823	342	(928)
Interest and other income, net	591	249	1,294	527
Income/(loss) from continuing operations	1,776	1,072	1,636	(401)
Income from discontinued operations	-	9,431	-	9,669
Net Income	$1,776	$10,503	$1,636	$9,268

Earnings (loss) per share from continuing operations:
Basic	$0.03	$0.02	$0.02	$(0.01)
Diluted	$0.03	$0.02	$0.02	$(0.01)

Earnings per share from discontinued operations:
Basic	$-	$0.15	$-	$0.16
Diluted	$-	$0.15	$-	$0.16

Earnings per share:
Basic	$0.03	$0.17	$0.02	$0.15
Diluted	$0.03	$0.17	$0.02	$0.15

Shares used in computing earnings per share:
Basic	66,827	61,727	66,056	61,698
Diluted	69,248	62,984	68,666	62,837

Reconciliation of net income (loss) as reported to non-GAAP net income (loss):

Income/(loss) from continuing operations - as reported	$1,776	$1,072	$1,636	$(401)

Non cash charges:
Stock-based compensation expense included in COGS	32	6	55	20
Stock-based compensation expense included in Op Ex.	422	144	801	349
Amortization of intangible assets	1	1	2	2
Non-GAAP income (loss) from continuing operations	$2,231	$1,223	$2,494	$(30)

Non-GAAP earnings per share amounts:
Basic	$0.03	$0.02	$0.04	$-
Diluted	$0.03	$0.02	$0.04	$-

Shares used in computing non-GAAP per share amounts:
Basic	66,827	61,727	66,056	61,698
Diluted	69,248	62,984	68,666	62,837

VA Software Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2007	July 31, 2006
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$51,115	$51,891
Accounts receivable, net	5,807	5,398
Inventories	2,462	1,091
Prepaid expenses and other current assets	1,583	1,026
Total current assets	60,967	59,406
Property and equipment, net	1,232	627
Long-term investments, including long-term restricted cash	5,972	2,152
Other assets	1,005	1,027
Total assets	$69,176	$63,212

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,219	$1,172
Accrued restructuring liabilities	1,593	1,592
Deferred revenue, current portion	2,357	2,320
Accrued liabilities and other	3,098	3,057
Total current liabilities	9,267	8,141
Accrued restructuring liabilities, net of current portion	3,718	4,515
Other long-term liabilities	1,097	1,178
Total liabilities	14,082	13,834

Stockholders' equity:
Common stock	68	65
Additional paid-in capital	794,504	790,433
Accumulated other comprehensive gain	(19)	(25)
Accumulated deficit	(739,459)	(741,095)
Total stockholders' equity	55,094	49,378
Total liabilities and stockholders' equity	$69,176	$63,212